UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 06, 2023

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. 1st Street Suite 302
Phoenix, Arizona		85004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market
7.00% Notes Due 2025	TRINL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2023, consistent with its long-term succession plans, the Trinity Capital Inc. (the “Company”) Board of Directors (the “Board”) unanimously elected Kyle Brown as Chief Executive Officer (“CEO”) of the Company, effective January 1, 2024, to succeed the Company’s current CEO, Steven L. Brown. The Board also unanimously elected Mr. S. Brown to assume the newly created role of Executive Chairman of the Company when he steps down as CEO on January 1, 2024. As Executive Chairman, Mr. S. Brown will work with the Board and CEO on strategic growth opportunities and will develop and maintain the Company’s relationships with strategic partners, among other responsibilities as assigned by the Board.

In addition to assuming the roles of CEO and Executive Chairman, respectively, Messrs. K. Brown and S. Brown will retain their existing roles as members of the Board. Mr. K. Brown will continue in his existing role as Chief Investment Officer and President of the Company in addition to assuming the responsibility of CEO. The Company’s Investment Committee will continue to include Mr. S. Brown; Mr. K. Brown; Mr. Gerald Harder, the Company’s Chief Operating Officer; Mr. Ronald Kundich, the Company’s Chief Credit Officer; and a rotating position for one of the Company’s vertical market leaders.

Each of Messrs. S. Brown and K. Brown has been an executive officer of the Company since prior to its initial public offering in 2021. Mr. S. Brown, the Company’s founder, has served as Chairman of the Board, CEO and a member of the Investment Committee since August 2019. Mr. S. Brown founded the Company’s corporate predecessor in January 2008. Mr. K. Brown has served as the Company’s President and Chief Investment Officer since August 2019 and as a member of the Board since September 2019. Prior to that, he was a managing partner of the Company’s corporate predecessor since 2015. Reference is also made to the biographical information with respect to Messrs. K. Brown and S. Brown set forth under the heading “Proposal 1: Election of Director Nominees” in the Company’s 2023 proxy statement, which description is incorporated herein by reference.

Mr. S. Brown and Mr. K. Brown will receive a base salary consistent with the Company’s current executive compensation practices and continue to receive benefits materially similar to those disclosed in the Company’s 2023 proxy statement.

There are no current or proposed transactions between the Company and any of Messrs. S. Brown, K. Brown or their immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 8.01 Other Events.

On September 6, 2023, the Company issued a press release pertaining to the matters described above. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed herein, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated September 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Capital Inc.

Date:	September 6, 2023	By:	/s/ Steven L. Brown
Steven L. Brown Chief Executive Officer